Exhibit 99.1
P R E S S   R E L E A S E

Splunk Announces Fiscal First Quarter 2023 Financial Results

Total Revenues Up 34% to $674 Million; Cloud Revenue Grows 66%

Company Increases Full Year Revenue and Profitability Outlook

SAN FRANCISCO – May 25, 2022 – Splunk Inc. (NASDAQ: SPLK), the data platform leader for security and observability, today announced results for its fiscal first quarter ended April 30, 2022.

First Quarter 2023 Financial Highlights
•Total revenues were $674 million, up 34% year-over-year.
•Cloud revenue was $323 million, up 66% year-over-year.
•Cloud Dollar-Based Net Retention Rate was 130%.
•329 customers with cloud ARR greater than $1 million, up 62% year-over-year.

“Our first quarter execution was solid, with the team delivering strong top-line growth as the world’s largest organizations continued to place their trust in Splunk,” said Gary Steele, President and CEO of Splunk. “In this complex and unpredictable world, Splunk has become foundational to keeping organizations secure and resilient so they can drive success and innovate at scale.”

“Splunk is still very early in a massive market opportunity,” Steele continued. “As our continued growth and strong customer retention demonstrate, we are the system-of-record for our customers and one that’s deeply embedded within their organization's security and IT operations.”

“We had a good start to the year with total revenues accelerating 34 percent to $674 million and cloud revenue up 66 percent over last year,” said Jason Child, CFO of Splunk. “Based on our strong execution, we are raising our full year revenue and profitability outlook and reaffirm our operating cash flow expectation of at least $400 million.”

Leadership Changes

In March 2022, Splunk appointed Gary Steele Chief Executive Officer and a member of the Board of Directors, effective April 11, 2022. In addition, Splunk announced today that Shawn Bice, President of Products & Technology, will be stepping down as of June 16, 2022.

Q1 2023 Business Highlights

•Splunk Recognized as Application Performance Monitoring Leader and Fast Mover: Industry analyst firm, GigaOm, recognized Splunk as a Leader and one of only two Fast Movers within its inaugural GigOm Radar for Application Performance Monitoring (APM) Report, 2021.*
•Splunk’s 1000th Patent Awarded: The U.S. Patent and Trademark Office issued Splunk’s 1000th patent, a remarkable milestone and testament to the organization’s commitment to its customers to deliver powerful and leading-edge technology.
•Splunk Takes Center Stage at TED2022: James Hodge, Group Vice President and Chief Strategic Advisor for Splunk, was a featured TED2022 speaker and detailed customer McLaren Racing’s data-driven approach to virtual and real-world racing.
•Marquee “Best Place to Work” Accolades: Splunk was named one of Fortune’s 100 Best Companies to Work For in 2022 as well as recognized by the Human Rights Campaign Foundation’s 2022 Corporate Equality Index as a best place to work for lesbian, gay, bisexual, transgender and queer (LGBTQ+) equality.

Financial Outlook

The company is providing the following guidance for its fiscal second quarter 2023 (ending July 31, 2022):

•Total revenues are expected to be between $735 million and $755 million.
•Non-GAAP operating margin is expected to be between negative 8% and negative 11%.

The company is updating the following guidance for its fiscal year 2023 (ending January 31, 2023):

•Total revenues are expected to be between $3.3 billion and $3.35 billion (was previously between $3.25 and $3.3 billion.)
•Non-GAAP operating margin is expected to be approximately 2% (was previously between 0% and 2%.)

Conference Call and Webcast

Splunk’s executive management team will host a conference call beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535 in the U.S. or (216) 672-5582 from international locations. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events-presentations. A replay of the call will be available through June 1, 2022 by dialing (855) 859-2056 and referencing Conference ID 3122198.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s guidance for revenue and non-GAAP operating margin targets for the company’s fiscal second quarter 2023 and revenue and non-GAAP operating margin for the company’s fiscal year 2023; statements regarding our market opportunity, including trends in the pace of customer digital and cloud transformation; our global presence and trends in customer demand and engagement; the growth of our cloud business; the market for data-related products and the importance of data and our ability to leverage these trends; our strategy, technology and product innovation; expectations for our industry, business and products, such as our business model, customer demand and trust, our partner relationships, customer success and feedback, expanding use of Splunk by customers, and expected benefits and scale of our products. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in the company’s business, including product and service innovations and through acquisitions; Splunk’s shift from sales of licenses to sales of cloud services which impacts the timing of revenue and margins; a shift from generally invoicing multi-year contracts upfront to invoicing on an annual basis, which impacts cash collections; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; Splunk’s inability to service its debt obligations or other adverse effects related to the company’s convertible notes; the emergence and impact of new COVID-19 variants and related public health measures on our business and the business of our customers, as well as the impact of new variants on the overall economic environment, including customer buying capacity, urgency and patterns; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) helps organizations around the world turn data into doing. Splunk technology is designed to investigate, monitor, analyze and act on data at any scale.

Splunk, Splunk>, Data-to-Everything, and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2022 Splunk Inc. All rights reserved.

*GigaOm Radar for Application Performance Monitoring (APM), 2021, Ron Williams, December 2021

For more information, please contact:

Media Contact
Mara Mort
Splunk Inc.
press@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
ir@splunk.com
Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 30,
	2022	2021
Revenues
Cloud services	$322,929	$193,958
License	185,811	143,281
Maintenance and services	165,341	164,812
Total revenues	674,081	502,051
Cost of revenues
Cloud services	119,521	88,085
License	1,463	4,290
Maintenance and services	81,172	79,531
Total cost of revenues	202,156	171,906
Gross profit	471,925	330,145
Operating expenses
Research and development	255,691	247,198
Sales and marketing	395,213	356,108
General and administrative	112,708	162,186
Total operating expenses	763,612	765,492
Operating loss	(291,687)	(435,347)
Interest and other income (expense), net
Interest income	1,372	379
Interest expense	(10,663)	(33,590)
Other income (expense), net	10	(1,223)
Total interest and other income (expense), net	(9,281)	(34,434)
Loss before income taxes	(300,968)	(469,781)
Income tax provision	3,354	1,220
Net loss	$(304,322)	$(471,001)

Basic and diluted net loss per share	$(1.90)	$(2.89)

Weighted-average shares used in computing basic and diluted net loss per share	160,339	163,169

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 30, 2022	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$814,010	$1,428,691
Investments, current	633,888	286,337
Accounts receivable, net	725,652	1,306,666
Prepaid expenses and other current assets	176,364	152,871
Deferred commissions, current	103,528	102,322
Total current assets	2,453,442	3,276,887
Investments, non-current	382,933	46,431
Accounts receivable, non-current	180,758	242,689
Operating lease right-of-use assets	218,277	229,198
Property and equipment, net	123,296	124,900
Intangible assets, net	150,721	164,769
Goodwill	1,401,628	1,401,628
Deferred commissions, non-current	197,232	200,876
Other assets	101,690	103,497
Total assets	$5,209,977	$5,790,875
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$19,719	$59,206
Accrued compensation	218,796	396,952
Accrued expenses and other liabilities	228,085	257,979
Deferred revenue, current	1,223,053	1,384,605
Total current liabilities	1,689,653	2,098,742
Convertible senior notes, net	3,866,179	3,137,731
Operating lease liabilities	214,245	225,556
Deferred revenue, non-current	82,657	86,584
Other liabilities, non-current	19,117	19,491
Total non-current liabilities	4,182,198	3,469,362
Total liabilities	5,871,851	5,568,104
Stockholders’ equity
Common stock	168	167
Accumulated other comprehensive loss	(3,913)	(1,199)
Additional paid-in capital	4,155,066	5,032,351
Treasury stock	(1,000,000)	(1,000,000)
Accumulated deficit	(3,813,195)	(3,808,548)
Total stockholders’ equity	(661,874)	222,771
Total liabilities and stockholders’ equity	$5,209,977	$5,790,875

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended April 30,
	2022	2021
Cash flows from operating activities
Net loss	$(304,322)	$(471,001)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,321	25,796
Amortization of deferred commissions	26,989	42,314
Amortization of investment premiums (accretion of discounts), net	282	50
Gain on strategic investments, net	(91)	—
Amortization of debt discount and issuance costs	1,513	26,558
Loss on lease termination	—	52,524
Non-cash operating lease costs	(1,833)	2,136
Stock-based compensation	213,665	182,417
Deferred income taxes	(648)	(1,129)
Changes in operating assets and liabilities:
Accounts receivable, net	642,945	494,346
Prepaid expenses and other assets	(21,019)	(98,169)
Deferred commissions	(24,551)	(29,565)
Accounts payable	(39,487)	22,838
Accrued compensation	(178,156)	(54,077)
Accrued expenses and other liabilities	(29,782)	6,422
Deferred revenue	(165,479)	(130,800)
Net cash provided by operating activities	143,347	70,660
Cash flows from investing activities
Purchases of property and equipment	(3,192)	(853)
Capitalized software development costs	(2,428)	(3,066)
Purchases of marketable securities	(780,755)	(20,221)
Maturities of marketable securities	99,090	87,766
Purchases of strategic investments	(5,799)	—
Other investment activities	500	125
Net cash (used in) provided by investing activities	(692,584)	63,751
Cash flows from financing activities
Proceeds from the exercise of stock options	950	538
Taxes paid related to net share settlement of equity awards	(66,394)	(60,815)
Net cash used in financing activities	(65,444)	(60,277)
Net (decrease) increase in cash and cash equivalents	(614,681)	74,134
Cash and cash equivalents at beginning of period	1,428,691	1,771,064
Cash and cash equivalents at end of period	$814,010	$1,845,198
Splunk Inc. | www.splunk.com

Splunk Inc.
Operating Metrics

Total Annual Recurring Revenue (“Total ARR”) represents the annualized revenue run-rate of active cloud services, term license and maintenance contracts at the end of a reporting period. Cloud Annual Recurring Revenue (“Cloud ARR”) represents the annualized revenue run-rate of active cloud services contracts at the end of a reporting period. Each contract is annualized by dividing the contract value by the number of days in the contract term and then multiplying by 365.

Non-GAAP Financial Measures and Reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with the following non-GAAP financial measures: cloud services cost of revenues, cloud services gross margin, cost of revenues, gross margin, research and development expense, sales and marketing expense, general and administrative expense, operating income (loss), operating margin, income tax provision (benefit), net income (loss), net income (loss) per share and free cash flow (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of intangible assets, adjustments related to facility exits, capitalized software development costs, non-cash interest expense related to convertible senior notes and a gain on strategic investments. The non-GAAP financial measures are also adjusted for Splunk's current and deferred tax rate on non-GAAP income (loss). Splunk uses a long-term projected non-GAAP tax rate to provide consistency across interim reporting periods. We base our rate on non-GAAP financial projections. In determining our tax rate, we exclude the impact of nonrecurring items, and we make assumptions including those about tax legislation and our tax positions. We applied a 20% non-GAAP tax rate to the three months ended April 30, 2022 and 2021. In addition, non-GAAP financial measures include free cash flow, which represents operating cash flow less purchases of property and equipment and capitalized software development costs. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated or used by the business.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of intangible assets, adjustments related to facility exits, capitalized software development costs, non-cash interest expense related to convertible senior notes and a gain on strategic investments from the applicable non-GAAP financial measures because these adjustments are considered by management to be outside of Splunk’s core operating results. A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including related employer payroll tax-related items, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be, for the foreseeable future, a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

Splunk Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Provided By Operating Activities to Free Cash Flow

	Three Months Ended April 30,
	2022	2021
Net cash provided by operating activities	$143,347	$70,660
Less purchases of property and equipment	(3,192)	(853)
Less capitalized software development costs	(2,428)	(3,066)
Free cash flow (non-GAAP)	$137,727	$66,741
Net cash (used in) provided by investing activities	$(692,584)	$63,751
Net cash used in financing activities	$(65,444)	$(60,277)

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended April 30, 2022

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Gain on strategic investments, net	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$119,521	$(5,010)	$(7,578)	$(2,442)	$—	$—	$—	$104,491
Cloud services gross margin	63.0%	1.6%	2.2%	0.8%	—%	—%	—%	67.6%
Cost of revenues	202,156	(20,428)	(8,807)	(2,442)	—	—	—	170,479
Gross margin	70.0%	3.0%	1.3%	0.4%	—%	—%	—%	74.7%
Research and development	255,691	(87,504)	—	2,428	—	—	—	170,615
Sales and marketing	395,213	(75,047)	(5,242)	—	—	—	—	314,924
General and administrative	112,708	(37,395)	—	—	—	—	—	75,313
Operating loss	(291,687)	220,374	14,049	14	—	—	—	(57,250)
Operating margin	(43.3)%	32.7%	2.1%	—%	—%	—%	—%	(8.5)%
Income tax provision (benefit)	3,354	—	—	—	—	—	(16,376)	(13,022)
Net loss	$(304,322)	$220,374	$14,049	$14	$1,513	$(91)	$16,376	$(52,087)
Basic and diluted net loss per share (1)	$(1.90)	$1.37	$0.10	$—	$0.01	$—	$0.10	$(0.32)
_________________________
(1)                Calculated based on 160,339 weighted-average shares of common stock.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended April 30, 2021

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Adjustments related to facility exits	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$88,085	$(3,670)	$(6,741)	$—	$(594)	$—	$—	$77,080
Cloud services gross margin	54.6%	1.9%	3.5%	—%	0.3%	—%	—%	60.3%
Cost of revenues	171,906	(18,322)	(10,067)	—	(594)	—	—	142,923
Gross margin	65.8%	3.6%	2.0%	—%	0.1%	—%	—%	71.5%
Research and development	247,198	(80,274)	(26)	—	3,067	—	—	169,965
Sales and marketing	356,108	(57,718)	(4,746)	—	—	—	—	293,644
General and administrative	162,186	(33,688)	—	(55,234)	(177)	—	—	73,087
Operating loss	(435,347)	190,002	14,839	55,234	(2,296)	—	—	(177,568)
Operating margin	(86.7)%	37.8%	3.0%	11.0%	(0.5)%	—%	—%	(35.4)%
Income tax provision (benefit)	1,220	—	—	—	—	—	(38,309)	(37,089)
Net loss	$(471,001)	$190,002	$14,839	$55,234	$(2,296)	$26,558	$38,309	$(148,355)
Basic and diluted net loss per share (1)	$(2.89)	$1.17	$0.09	$0.34	$(0.01)	$0.16	$0.23	$(0.91)
_________________________
(1)               Calculated based on 163,169 weighted-average shares of common stock.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Splunk Inc. | www.splunk.com